SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 13, 2021
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SCIENTIFIC INDUSTRIES, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive
Bohemia, New York 11716
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(Address of principal executive offices)

(631) 567-4700
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(Registrant's telephone number, including area code)

Not Applicable
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(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES

On April 13, 2021, Scientific Industries, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to a Securities Purchase Agreement dated June 18, 2020 (the “Purchase Agreement”) with the holder of a majority of the shares sold by the Company pursuant to the Purchase Agreement (the “Purchaser”) to amend the text of Section 4.13(a) of the Purchase Agreement whereby the requirement to prepare and file with the Securities and Exchange Commission a registration statement on Form S-1 or, if available, on Form S-3 will be effected no later than September 30, 2021 and the Company will use its best efforts to (i)cause the registration statement to become effective by December 31, 2021. All other terms and conditions of the Purchase Agreement remain the same.

Pursuant to the Purchase Agreement, the Company had agreed that, no later than the date that is ten (10) months after the closing date under the Purchase Agreement, the Company would prepare and file with the Securities and Exchange Commission a registration statement so as to permit the registered resale of the shares sold pursuant to the Purchase Agreement and the shares issuable upon the exercise of warrants granted under the Purchase Agreement.

A copy of the amendment is attached as exhibit hereto and the form of the Purchase Agreement was attached as exhibit 10.1 to the Company’s Current Report filed on Form 8-K on June 19, 2020.

ITEM 9.01 Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibits

Exhibit No.	Description

10.1	Form of Amendment of Purchase Agreement, by and between the Company and the Purchaser

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: April 13, 2021	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer